Exhibit 1.1
Execution Copy
17,500,000 Shares
CapitalSource Inc.
Common Stock
UNDERWRITING AGREEMENT
October 6, 2005
Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC
Lehman Brothers Inc.
JMP Securities LLC
     As Representatives of the Several Underwriters (the “Representatives”)
          c/o Citigroup Global Markets Inc.
               388 Greenwich Street
                    New York, New York 10013
Ladies and Gentlemen:
     1. Introductory. CapitalSource Inc., a Delaware corporation (the “Company”) proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”) an aggregate of 17,500,000 shares of its common stock, par value $0.01 per share (the “Firm Securities”). The Company also proposes to issue and sell to the Underwriters an aggregate of not more than an additional 1,750,000 shares of its common stock, $0.01 par value per share (the “Optional Securities”), if and to the extent that the Underwriters shall have determined to exercise the right to purchase such shares of common stock granted in Section 3(b) hereof. The Firm Securities include 4,300,000 shares of common stock, par value $0.01 per share, of the Company (the “Affiliate Securities”) to be purchased by the persons named in Schedule B hereto (each an “Affiliate Purchaser” and, collectively, the “Affiliate Purchasers”). The Firm Securities and the Optional Securities are hereinafter collectively referred to as the “Offered Securities.” The shares of common stock, $0.01 par value per share, of the Company to be outstanding after giving effect to the sales of the Offered Securities are hereinafter referred to as the “Securities.”
     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:
(a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”) and has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-127044), including a base prospectus, relating to the offer and sale of $2,000,000,000 of the Company’s securities from time to time in accordance with Rule 415 under the Act. The Company has filed pursuant to Rule 424 under the Act a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”)

which describes the Offered Securities and the offering thereof, which has previously been provided to the Representatives. Such registration statement has been declared effective by the Commission and no post-effective amendment to such registration statement has been filed as of the date of this Agreement. A final prospectus supplement relating to the Offered Securities, the terms of the offering thereof and the other matters set forth therein will be filed pursuant to Rule 424 under the Act in the form first used to confirm sales of the Offered Securities (the “Final Prospectus Supplement”). As filed, such Prospectus Supplement shall contain all information with respect to the Offered Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A (the “Rule 430A Information”), together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the date of this Agreement, or to the extent not completed at the date of this Agreement, shall contain only such specific additional information and other changes as the Company has advised the Representatives, prior to the date of this Agreement, will be included or made therein. The aforementioned Registration Statement, as amended as of the date of this Agreement, including the exhibits thereto, is herein called the “Registration Statement,” and the base prospectus included therein, as supplemented by the Final Prospectus Supplement, is herein called the “Prospectus,” in each case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein (it being understood that any statement contained in the Registration Statement or Prospectus or in any document incorporated by reference or deemed to be incorporated by reference therein shall be deemed to be modified to the extent such statement is modified or superceded by a statement in any subsequently filed document which forms part of the Registration Statement or Prospectus or is incorporated by reference or deemed to be incorporated by reference therein).
(b) No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.
(c) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission promulgated thereunder (“Rules and Regulations”), (ii) the Registration Statement, when it became effective, did not contain and, if applicable, any post-effective amendment to the Registration Statement, on the date it becomes effective, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement when it became effective complied, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) of the Act, will comply, and, if applicable, at any time when any post-effective amendment to the Registration Statement is declared effective or any amendment or supplement to the Prospectus is filed with the Commission, such documents will comply, in all material respects with the Act and the applicable Rules and Regulations, and (iv) the Prospectus, when filed with the Commission pursuant to Rule 424(b), will not contain and any amendment or supplement to the Prospectus on the date filed with the Commission, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
(d) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly authorized, qualified or registered, as the case may be, to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such authorization, qualification or registration, except where the failure to obtain such authorization, qualification or registration would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).
(e) Each subsidiary of the Company has been duly formed or incorporated and is an existing limited liability company (“LLC”) or corporation in good standing under the laws of the jurisdiction of its formation or incorporation, with LLC or corporate power and authority, as applicable, to own its properties and conduct its business as set forth or incorporated by reference in or contemplated by the Prospectus; and each subsidiary of the Company is duly authorized, qualified or registered, as the case may be, to do business as a foreign LLC or corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such authorization, qualification or registration, except where the failure to obtain such authorization, qualification or registration would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding shares of capital stock of each corporate subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects; all of the issued and outstanding equity interests of each LLC subsidiary of the Company have been duly authorized and validly issued and all capital contributions of the members of such LLC subsidiaries have been satisfied to the extent provided under Section 18-502 of the Delaware Limited Liability Company Act; and the equity interests of each LLC subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects.
(f) Other than as set forth or incorporated by reference in the Prospectus, since the respective dates as of which information is given in the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries that are “significant subsidiaries” within the meaning of Regulation S-X promulgated under the Act (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”), or any issuance of any options, warrants, convertible securities or rights to purchase capital stock of the Company or any of the Significant Subsidiaries other than any such issuance made pursuant to an employee benefit plan in existence on the date hereof and previously disclosed to the Representatives, or any Material Adverse Effect, otherwise than as set forth or incorporated by reference in the Prospectus; except as set forth, incorporated by reference or contemplated in the Prospectus the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and except as set forth, incorporated by reference or contemplated in the Prospectus neither the Company nor any of its Significant Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries, taken as a whole.

(g) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.
(h) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
(i) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.
(j) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act.
(k) The Company has filed a supplemental listing application to list the Offered Securities on the New York Stock Exchange; the Securities are registered pursuant to Section 12(b) of the Exchange Act, and the outstanding Securities (other than the Offered Securities) are listed on the New York Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or de-listing the Securities from the New York Stock Exchange, nor has the Company received any notification that the Commission or the New York Stock Exchange is contemplating terminating such registration or listing.
(l) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, except such as have been obtained and made and such as may be required under state securities laws or the rules of the NYSE.
(m) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any organizational documents of such subsidiary.
(n) This Agreement has been duly authorized, executed and delivered by the Company.
(o) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.
(p) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
(q) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.
(r) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.
(s) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
(t) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is, to its knowledge, liable for any off-site disposal or contamination pursuant to any environmental laws, or is, to its knowledge, subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
(u) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.
(v) The financial statements (together with the related notes thereto) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial data included or incorporated by reference in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma data therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. Neither the Registration Statement nor the Prospectus contains or incorporates by reference any non-GAAP financial information subject to the requirements of Regulation G and Item 10 of Regulation S-K.
(w) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(x) The Company is not and, as of each Closing Date, will not be an “investment company” within the meaning of the Investment Company Act of 1940.
(y) The Company and its Significant Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not have a Material Adverse Effect; and, except as disclosed in the Prospectus, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary .
(z) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida

Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Offered Securities it commences doing such business.
(aa) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”).
(bb) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
(cc) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(dd) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(ee) The Company and its subsidiaries are in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or its subsidiaries would have any liability, except where such liability would not, individually or in the aggregate, have a Material Adverse Effect; except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); and each “pension plan” for which the Company and each of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected cause the loss of such qualification; and no “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of Code or “accumulated funding deficiency” (as defined in section 302 of ERISA) has occurred.
(ff) The Company acknowledges and agrees that: (i) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriters are and have been acting solely as a principal and are not the agents or fiduciaries of the Company, or its stockholders, creditors, employees or any other party, (iii) the several Underwriters have not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters) and the Underwriters have no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
3. Purchase, Sale and Delivery of Offered Securities.
(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $21.2965 per share (other than the Affiliate Securities, which shall be purchased at a price of $22.30 per Affiliate Security), the amount of the Firm Securities set forth opposite such Underwriter’s name in Schedule A hereto.
(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase from the Company, at the same purchase price per share as the Underwriters shall pay for the Firm Securities (other than the Affiliate Securities, which shall be purchased at a price of $22.30 per Affiliate Security) all or less than all of the Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name in Schedule A hereto bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions). Said option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriters. Said option may be exercised in whole or in part from time to time but on not more than two occasions, on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Optional Securities as to which the Underwriters are exercising the option and the settlement date.

(c) It is understood and agreed that the Affiliate Securities will initially be reserved for offer and sale to the Affiliate Purchasers upon the terms and subject to the conditions set forth in this Agreement and the Prospectus and will be sold to the Affiliate Purchasers at the offering price to the public set forth on the cover page to the Prospectus. Any Affiliate Securities that are not orally confirmed for purchase by Affiliate Purchasers by the end of the business day on which this Agreement is executed or other such time established by the Representatives will be offered to the public as set forth in the Prospectus.
4. Delivery and Payment.
(a) Delivery of and payment for the Firm Securities and the Optional Securities (if the option provided for in Section 3(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at 10:00 a.m., New York City time, on October 13, 2005 or at such time on such later date not more than three business days after the foregoing date as the Representatives shall designate, (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Offered Securities shall be made to the Representatives against payment of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Offered Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
(b) If the option provided for in Section 3(b) hereof is exercised after the third business day prior to the Closing Date, the Company will deliver the Optional Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three business days after exercise of said option) against payment by the Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Optional Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Optional Securities, and the obligation of the Underwriters to purchase the Optional Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.
     5. Offering by Underwriters. It is understood that the Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.
6. Certain Agreements of the Company. The Company agrees with the several Underwriters that:
(a) The Company will furnish to the Representatives copies of the Registration Statement (four of which will be signed and will include all exhibits thereto and documents incorporated by reference), and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Company will use its best efforts to furnish the Prospectus on or prior to 3:00 P.M., New York time, on the second business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object and to file with the Commission within the applicable period specified in Rule 424(b) under the Act any prospectus required to be filed pursuant to such Rule, provided that nothing herein shall prevent the Company from filing any amendment or supplement which the Company’s outside counsel has advised the Company that it is required to file under applicable law.
(c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to or delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.
(d) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(e) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.
(f) For a period of 60 days after the date of this Agreement (the “Lock-up Period”), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Citigroup Global Markets Inc., except resale registration statements relating to the Company’s convertible debentures outstanding on the date of this Agreement and shares of common stock issuable upon conversion of such debentures, registration statements on Form S-8, issuances of Securities upon conversion or exercise of securities, issuances of Securities pursuant to exercise of options, in each case outstanding on the date of this Agreement, grants of employee stock options, shares of restricted stock and other awards pursuant to the terms of a plan described in the Prospectus, issuances of Securities pursuant to the exercise of such options, issuances of Securities in connection with the payment of the E&P Dividend described in the Prospectus or issuances of Securities pursuant to the Company’s employee stock purchase plan in effect on the date of this Agreement and described in the Prospectus.
(g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Company’s obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Offered Securities under the Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Representatives and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Representatives, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Offered Securities under state securities laws and all expenses in connection with the qualification of the Offered Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters (up to $5,000 in the aggregate) incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Offered Securities on the New York Stock Exchange, (vi) the cost of printing certificates representing the Offered Securities, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the production of road show slides and graphics, reasonable travel and lodging expenses of the representatives and officers of the Company and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities (including fifty percent (50%) of the cost of any private aviation), (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and Section 8 entitled “Indemnification and Contribution,” the Underwriters will pay all of their costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Offered Securities by it and any advertising expenses connected with any offers they may make.
(h) The Company will comply with all applicable securities and other applicable laws, rules and regulation, including, without limitation, the Sarbanes Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

     7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Firm Securities and the Optional Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date of this Agreement, the Closing Date and any settlement date pursuant to Section 4(b) hereof, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
(a) The Representatives shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:
(i) in their opinion the financial statements examined by them and included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;
(ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectus;
(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:
(A) the unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;
(B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Prospectus; or
(C) for the period from the closing date of the latest income statement included or incorporated by reference in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in the total or per share amounts of consolidated net income;

except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and
(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included or incorporated by reference in the Registration Statement and the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.
(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and no such organization shall have publicly announced that it has placed under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; for the avoidance of doubt, it is understood that neither the announcement by Fitch Ratings on September 20, 2005 that it has placed the Company on Rating Watch Negative (the “Announcement”) nor a downgrading in the rating accorded the Company’s debt securities by Fitch Ratings from BBB- to BB+, for one or more of the reasons specified by Fitch Ratings in the Announcement, shall be deemed to cause the condition specified in this subsection to fail to be satisfied; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any general banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.
(c) The Representatives shall have received an opinion, dated the Closing Date and any settlement date, as applicable, of Hogan & Hartson L.L.P., counsel for the Company, in form and substance reasonably satisfactory to the Representatives and their counsel.

(d) The Representative shall have received from Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any settlement date, as applicable, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on the Closing Date and any settlement date, as applicable, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as it reasonably requests for the purpose of enabling it to pass upon such matters. In rendering such opinion, Wilmer Cutler Pickering Hale and Dorr LLP may rely as to the incorporation of the Company upon the opinion of Hogan & Hartson L.L.P. referred to above.
(e) The Representatives shall have received a certificate, dated the Closing Date and any settlement date, as applicable, of the Chairman and Chief Executive Officer or the President or any Vice President and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and any settlement date, as applicable; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; since the date of the most recent financial statements included or incorporated in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.
(f) The Representatives shall have received a letter, dated the Closing Date and any settlement date, as applicable, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date or the settlement date, as applicable, for the purposes of this subsection.
(g) No Underwriter shall have notice of an adverse claim on the Offered Securities within the meaning of Section 8-105 of the UCC.
     The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request. The Representatives may in their sole discretion waive compliance with any conditions to its hereunder.
8. Indemnification and Contribution.
(a) The Company will indemnify and hold harmless each Underwriter, its partners, members, managers, directors, officers, agents, investment advisers, counsels, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar assuch losses, claims, damages or liabilities (or actions in respect thereof): (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) are related to or arise out of any action taken or omitted to be taken in good faith in connection with the sale of the Affiliate Securities to the Affiliate Purchasers, except that this clause (ii) shall not apply to the extent that such loss, claim, damage or liability (or action in respect thereof) is finally judicially determined to have resulted from the gross negligence or willful misconduct of such Underwriter, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to such Underwriter to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.
(b) Each Underwriter will severally, and not jointly, indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the paragraph under the caption “Underwriting.”
(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. No indemnifying party shall be liable for any settlement of any proceeding without its prior written consent.
(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the on the one hand and the Underwriters on the other from the offering of the Offered Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, its directors, officers, agents, investment advisers and counsels, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on any closing date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such closing date, the Representatives may make arrangements for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such closing date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such closing date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such closing date and arrangements satisfactory to the Representatives for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriters (provided that if such default occurs with respect to Optional Securities after the first closing date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of their respective representatives, officers or directors, partners, members, managers, agents, investment advisers, counsels or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriters is not consummated the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 6 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Securities.
     11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representatives c/o Citigroup Global Markets Inc., 388 Greenwich Street, 32nd Floor, New York, New York 10013, Attention: General Counsel’s Office (fax: (212) 816-7912), with a copy to Wachovia Capital Markets, LLC, c/o Wachovia Corporation, 301 South College Street, TW-30, Charlotte, North Carolina 28288-0630, Attention: General Counsel’s Office (fax (704) 383-0353), and a copy to Lehman Brothers Inc. 745 Seventh Ave., New York, New York 10019, Attention: Syndicate Registration Department (fax: (212) 526-0943), and a copy to JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Attention: Janet Tarkoff (fax (415) 835-8920) or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attention: Steven A. Museles (fax: (301) 841-2380); provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or faxed and confirmed to such Underwriter.
     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the partners, members, managers, agents, investment advisers and counsels, officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder. The purchaser of Securities from any Underwriter shall not be deemed a successor because of such purchase.
     13. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.
     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,
CapitalSource Inc.

By:	/s/ Steven A. Museles
Name:	Steven A. Museles
Title:	Senior Vice President

The foregoing Underwriting Agreement is hereby confirmed
and accepted as of the date first above written.
Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC
Lehman Brothers Inc.
JMP Securities LLC
     Acting on behalf of themselves and as
          the Representatives of the several Underwriters

By Citigroup Global Markets Inc.

By:	/s/ Peter Kapp

Name: Title:	Peter Kapp Vice President

By Wachovia Capital Markets, LLC

By:	/s/ Mark Warman

Name: Title:	Mark Warman Director

By Lehman Brothers Inc.

By:	/s/ Joseph P. Coleman

Name: Title:	Joseph P. Coleman Managing Director

By JMP Securities LLC

By:	/s/ Carter Mack

Name: Title:	Carter Mack Co-Director of Investment Banking

SCHEDULE A

Number of
Firm Securities
Underwriter	to be Purchased
Citigroup Global Markets Inc.	3,675,000
Wachovia Capital Markets, LLC	3,325,000
Lehman Brothers Inc.	2,975,000
JMP Securities LLC	2,975,000
Credit Suisse First Boston LLC	1,750,000
J.P. Morgan Securities Inc.	1,225,000
Bear, Stearns & Co. Inc.	875,000
Harris Nesbitt Corp.	350,000
Piper Jaffray & Co.	350,000

Total	17,500,000

SCHEDULE B
Affiliate Purchasers
John K. Delaney
Jason M. Fish
William G. Byrnes
Frederick W. Eubank, II
Farallon Capital Institutional Partners, L.P.
Farallon Capital Institutional Partners II, L.P.
Farallon Capital Institutional Partners III, L.P.
Farallon Capital Offshore Investors, Inc.
Farallon Capital Offshore Investors II, L.P.
Tinicum Partners, L.P.
Madison Dearborn Capital Partners III, L.P.
Madison Dearborn Special Equity III, L.P.